Exhibit 3.30

State of Delaware Secretary of State Division of Corporations Delivered 02:28 PM 11/30/2009 FILED 02:29 PM 11/30/2009 SRV 091052796 - 4754793 FILE

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.	The name of the limited partnership is Connors Bros. Holdings, L.P.

2.	The address of its registered office in the State of Delaware is: Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

3.	The name and mailing address of each general partner is as follows:

CB Holdings GP, LLC

30 Rockefeller Plaza, 50th Floor

New York, NY 10020

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership as of this 30th day of November, 2009.

CB HOLDINGS GP, LLC

/s/ John Stiker
Name: John Stiker
Title: Vice President and Secretary